Exhibit 4.1
EXECUTION COPY

ARISTOTLE HOLDING, INC.,
AS ISSUER,
THE GUARANTORS PARTY HERETO,
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS TRUSTEE,
INDENTURE
DATED AS OF NOVEMBER 21, 2011

i

Aristotle Holding, Inc.
Certain Sections of this Indenture relating to Sections 310
through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§310 (a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.9
(b)	6.8, 6.10
§311 (a)	6.13
(b)	6.13
§312 (a)	7.1, 7.2
(b)	7.2
(c)	7.2
§313 (a)	7.3
(b)	7.3
(c)	7.3
(d)	7.3
§314 (a)	7.4
(a)(4)	1.1, 10.4
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
(f)	10.4
§315 (a)	6.1
(b)	6.2
(c)	6.1
(d)	6.1
(e)	5.14
§316 (a)	1.1
(a)(1)(A)	5.2, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4
§317 (a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§318 (a)	1.7
     NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

v

          INDENTURE, dated as of November 21, 2011, among Aristotle Holding, Inc., a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal executive office at One Express Way, St. Louis, Missouri 63121, the Guarantors (as defined herein) party hereto, and Wells Fargo Bank, National Association, a national banking association, as Trustee (herein called the “Trustee”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefits of the Holders of any Securities authenticated and delivered under this Indenture:
ARTICLE I
Definitions and Other Provisions of General Application
          SECTION 1.1. Definitions.
          For all purposes of this Indenture and the Securities authenticated and delivered under this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
               (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of this instrument;
               (4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;
               (5) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture or the Securities, as applicable, as a whole and not to any particular Article, Section or other subdivision; and
               (6) the term “including” means including without limitation.
          “Act,” when used with respect to any Holder, has the meaning specified in Section 1.4.

          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Applied Amounts” means an amount (which may be conclusively determined by the Company’s Board of Directors) equal to the greater of (i) capitalized rent with respect to the applicable machinery and/or equipment and (ii) the fair value of the applicable machinery and/or equipment, that is applied within 180 days of the applicable transaction or transactions to repayment of the Securities or to the repayment of any Indebtedness which, in accordance with GAAP, is classified as long-term debt and that is on parity with the Securities.
          “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.
          “Below Investment Grade Rating Event” means the Securities of the applicable series are not rated, or are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing 60 days prior to the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities of the applicable series is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in, or termination of, any rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of a Change of Control Triggering Event) if the Rating Agency or Rating Agencies ceasing to rate the Securities of the applicable series or making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the termination or reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
          “Beneficial Owner” shall mean any Person who is considered a beneficial owner of a security for purposes of Rule 13d-3 promulgated under the Exchange Act.
          “Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee empowered by that board to act with respect to this Indenture.

          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means, with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture.
          “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.
          “Change of Control” means the occurrence of any of the following: (i) prior to the consummation of the Mergers, (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of Express Scripts and its Subsidiaries taken as a whole to any Person or Group other than Express Scripts or one of its Subsidiaries; (b) the approval by the holders of the Common Stock of Express Scripts or the Company of any plan or proposal for the liquidation or dissolution of Express Scripts or the Company (whether or not otherwise in compliance with the provisions of this Indenture); (c) the consummation of any transaction (including any merger or consolidation) the result of which is that any Person or Group (other than the Company) becomes the Beneficial Owner directly or indirectly, of more than 50% of the then outstanding number of shares of the Voting Stock of Express Scripts or the Company; (d) Express Scripts or the Company consolidates with or merges with or into any Person, or any Person consolidates with, or merges with or into, Express Scripts or the Company, pursuant to a transaction in which any of the outstanding Voting Stock of Express Scripts, the Company or such other Person is converted into or exchanged for cash, securities or other property (except (x) when Voting Stock of Express Scripts or the Company is converted into, or exchanged for, at least a majority of the Voting Stock of the surviving Person immediately after giving effect to the transaction or (y) pursuant to the Mergers); or (e) the first day on which a majority of the members of the Board of Directors of Express Scripts are not Continuing Directors and (ii) following the consummation of the Mergers, (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole to any Person or Group other than the Company or one of its Subsidiaries; (b) the approval by the holders of the Common Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (c) the consummation of any transaction (including any merger or consolidation) the result of which is that any Person or Group (other than one of the Company’s Subsidiaries) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Voting Stock of the Company; (d) the Company consolidates with or merges with or into any person, or any person consolidates with, or merges with or into, the Company, pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property (except when Voting Stock of the Company is converted into, or exchanged for, at least a majority of the Voting Stock of the surviving Person immediately after giving effect to the transaction); or (e) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors).
          “Change of Control Offer” has the meaning specified in Section 10.10(1).
          “Change of Control Payment” has the meaning specified in Section 10.10(1).
          “Change of Control Payment Date” has the meaning specified in Section 10.10(2)(iii).
          “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
          “Code” means the United States Internal Revenue Code of 1986, as amended, and regulations of the Unites States Department of Treasury thereunder.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Common Stock” with respect to any Person, shall mean shares of such Person’s Common Stock or any other shares of Capital Stock of such Person into which the Common Stock shall be reclassified or changed.
          “Company” means the corporation named as the “Company” in the preamble to this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by (a) the Chairman of its Board of Directors, its Chief Executive Officer, its President or a Vice President, its Chief Financial Officer, its Treasurer or an Assistant Treasurer, and (b) its Secretary or an Assistant Secretary, and delivered to the Trustee.
          ““Consolidated Net Worth” means, with respect to any entity, at any date, the sum of all amounts which would be included under stockholders’ equity on a consolidated balance sheet of such entity and its Subsidiaries determined in accordance with GAAP on such date or, in the event such date is not a fiscal quarter end, as of the immediately preceding fiscal quarter end; provided, however, that, in calculating Consolidated Net Worth with respect to the Company following the consummation of the Mergers and prior to the date that financial statements for the Company are available, such Consolidated Net Worth shall be calculated as of the immediately preceding fiscal quarter end of Express Scripts after giving pro forma effect to the Mergers, the repayment of the indebtedness to be repaid in connection with the Mergers and the financing obtained in connection with the foregoing.
          “Continuing Directors” means, as of any date of determination, any member of the relevant Board of Directors who (i) was a member of such Board of Directors on the date of the issuance of the Securities (in the case of the Board of Directors of Express Scripts) or on the date of the consummation of the Mergers (in the case of the Board of Directors of the Company); or (ii) was nominated for election or elected to such Board of Directors with the approval of at least a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
          “Corporate Trust Office” means the principal corporate trust office of the Trustee, which office, at the date of execution of this Indenture, is located at 625 Marquette Avenue, 11th Floor MAC N9311-115, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, at which at any particular time its corporate trust business shall be administered.
          “corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.
          “Covenant Defeasance” has the meaning specified in Section 12.3.
          “Default” means any event which is, or after notice or passage of time or both, would be, an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 3.7.
          “Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.1, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

          “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.
          “Environmental Laws” means any and all current or future legally binding statutes, ordinances, orders, rules, regulations, judgments, permits, licenses, authorizations, plans, directives, consent orders or consent decrees of or from any federal, state or local governmental authority, agency or court, or any other binding requirements of governmental authorities relating to (i) the protection of the environment, (ii) any activity, event or occurrence involving hazardous materials, or (iii) occupational safety and health, industrial hygiene, land use or, as relating to the environment, the protection of human, plant or animal health or welfare, in any manner applicable to (x) prior to the consummation of the Mergers, Express Scripts or any of its Subsidiaries or any of their respective properties or facilities or (y) following the consummation of the Mergers, the Company or any of its Subsidiaries or any of their respective properties or facilities.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “Event of Default,” unless otherwise specified in the supplemental indenture or Officers’ Certificate delivered pursuant to Section 3.1 establishing a series of Securities, has the meaning specified in Section 5.1.
          “Exchange Act” means the United States Securities Exchange Act of 1934 and the rules and regulations promulgated by the Commission thereunder and any statute successor thereto, in each case as amended from time to time.
          “Expiration Date” has the meaning specified in Section 1.4.
          “Express Scripts Existing Revolving Credit Facility” means that certain Credit Agreement dated as of August 13, 2010, among Express Scripts and the lenders and agents from time to time party thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.
          “Express Scripts” means Express Scripts, Inc. and not any of its subsidiaries.
          “Facilities” means (i) that certain Credit Agreement dated as of August 5, 2011, among Express Scripts, the Company and the lenders and agents from time to time party thereto and (ii) that certain Credit Agreement dated as of August 29, 2011, among Express Scripts, the Company and the lenders and agents from time to time party thereto, in each case as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the

          Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States (“U.S. GAAP”) as in effect on the date of the Indenture; provided that for purposes of the provisions of Article X and Section 13.10 (and, in each case, any definitions related thereto) as they relate to any series of Securities issued after the date hereof (other than any additional Securities of the same series and on the same terms and conditions of Securities already issued), GAAP means U.S. GAAP as in effect on the date of the supplemental indenture or Officers’ Certificate executed pursuant to Section 3.1 in respect of such Securities.
          “Global Security” means a Security that evidences all or part of the Securities of any series, which is executed by the Company and authenticated and delivered by the Trustee to the applicable Depositary for such series in accordance with Section 3.3, and bears the legend set forth in Exhibit 1 (or such legend as may be specified as contemplated by Section 3.1 for such Securities).
          “Group” means any group of related Persons for purposes of Section 13(d) of the Exchange Act.
          “Guarantee” has the meaning stated in Section 13.1(1). The term “Guarantee” used as a verb has a corresponding meaning.
          “Guarantor” means (i) as of the date hereof, Express Scripts and the Subsidiaries of Express Scripts named on the signature pages hereto (it being understood and agreed that Express Scripts and such Subsidiaries will be Subsidiaries of the Company following the consummation of the Mergers) and (ii) in the future, the parties that become Guarantors pursuant to Section 10.11, but in each case excluding Persons who cease to be obligated under the Guarantee in accordance with this Indenture.
          “Hazardous Materials” means (i) any chemical, material or substance defined as or included in any environmental law in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substances,” or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any friable asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticide; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to Environmental Laws.
          “Holder” means a Person in whose name a Security is registered in the Security Register.
          “Indebtedness” means, with respect to any Person, at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money (including capital leases) or the deferred purchase price of Property (other than accounts payable, deferred compensation, customer advances, earn-outs, agreements providing for the holdback of up to 10% of the purchase price relating to an acquisition and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or other title retention agreement (excluding operating leases), (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (e) all liabilities secured by any Lien (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non-consensual Liens arising in the ordinary course of business) on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof; provided that in the event such Person shall not have assumed or otherwise become liable for the payment thereof, the amount of such liabilities shall be deemed to be the lesser of (i) the fair market value of the assets of such Person subject to such Lien and (ii) the amount of the liability secured by such Lien, (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP as in effect at such time is required to be capitalized on the balance sheet of such Person, (g) Securitized Indebtedness, and (h) all guarantees by such Person of any of the foregoing; provided, however, that, notwithstanding anything to the contrary contained herein, for purposes of this definition, “Indebtedness” shall not include any intercompany indebtedness between or among (x) prior to the consummation of the Mergers, Express Scripts and any of its Subsidiaries or (y) following the consummation of the Mergers, the Company and any of its Subsidiaries.
          “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto or Officers’ Certificates entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of a particular series of Securities established as contemplated by Section 3.1; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto or Officers’ Certificates entered into pursuant to the applicable provisions hereof and shall include the terms of the particular series of Securities for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto or Officers’ Certificates executed and delivered after such person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto or Officers’ Certificates which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental indentures or Officers’ Certificates applicable thereto.
          “Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
          “Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.
          “Investment Grade Rating” means a rating of Baa3 (or better) by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- (or better) by S&P (or its equivalent under any successor rating category of S&P), respectively, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
          “Legal Defeasance” has the meaning specified in Section 12.2.
          “Liens” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
          “Margin Stock” means any “margin stock”, as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America (or any successor), as the same may be amended or supplemented from time to time.
          “Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repurchase at the option of the Holder or otherwise.

          “Medco” means Medco Health Solutions, Inc. and not any of its subsidiaries.
          “Medco Term Loan and Revolving Credit Facility” means that certain Credit Agreement dated as of April 30, 2007, among Medco and the lenders and agents from time to time party thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.
          “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 20, 2011, among Express Scripts, Medco, the Company, Aristotle Merger Sub, Inc. and Plato Merger Sub, Inc., as amended by Amendment No. 1 thereto, dated as of November 7, 2011, and as it may be further amended from time to time.
          “Mergers” means the merger of Aristotle Merger Sub, Inc., a Delaware corporation and Wholly Owned Subsidiary of the Company, with and into Express Scripts, and the merger of Plato Merger Sub, Inc., a Delaware corporation and Wholly Owned Subsidiary of the Company, with and into Medco.
          “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
          “Notice of Default” means a written notice of the kind specified in Section 5.1(4).
          “Obligations” has the meaning specified in Section 13.1.
          “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Secretary or any Assistant Secretary, in each case of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers, and delivered to the Trustee. One of the Officers signing an Officers’ Certificate given pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company.
          “Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Company, and who shall be reasonably acceptable to the Trustee.
          “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.
          “Outstanding,” when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

               (1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
               (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
               (3) Securities as to which Legal Defeasance has been effected pursuant to Section 12.2; and
               (4) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a responsible officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          “Paying Agent” means any Person authorized by the Company to pay the principal or premium, if any, or interest, if any, on any Securities on behalf of the Company, and shall initially be the Trustee.
          “Permitted Sale Lease-Back Transactions” means (i) prior to the consummation of the Mergers, sales or transfers by Express Scripts or any Subsidiary of Express Scripts or (ii) following the consummation of the Mergers, sales or transfers by the Company or any Subsidiary of the Company, in each case of any real property, improvements, fixtures, machinery and/or equipment with the intention of taking back a lease thereof; provided, however, that “Permitted Sale-Leaseback Transactions” shall not include such transactions involving machinery and/or equipment (excluding any lease for a temporary period of not more than 36 months with the intent that the use of the subject machinery and/or equipment will be discontinued at or before the expiration of such period) relating to facilities (a) in full operation for more than 180 days as of the date hereof (provided that, for purposes of this definition as it relates to any series of Securities issued after the date hereof (other than any additional Securities of the same series and on the same terms and conditions of Securities already issued), such period shall be 180 days as of the date of the supplemental indenture or Officers’ Certificate executed pursuant to Section 3.1 in respect of such Securities) and (b) that are material (i) prior to the consummation of the Mergers, to the business of Express Scripts and its Subsidiaries taken as a whole or (ii) following the consummation of the Mergers, to the business of the Company and its Subsidiaries taken as a whole, in each case to the extent that the sum of the aggregate sale price of such machinery and/or equipment from time to time involved in such transactions (giving effect to payment in full under any such transaction and excluding the Applied Amounts plus the amount of obligations and Indebtedness from time to time secured by Liens permitted under Section 10.8(21) herein, exceeds 15% of the Consolidated Net Worth (i) prior to the consummation of the Mergers, of Express Scripts or (ii) following the consummation of the Mergers, of the Company.
          “Person” means any individual, corporation, partnership, limited partnership, general partnership, limited liability company, limited liability partnership, business trust, association, joint stock company, joint venture, trust, trust company, bank, land trust, business trust or other organizations, whether or not legal entities, incorporated or unincorporated organization or government or any agency or political subdivision thereof.
          “Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified in or as contemplated by Section 3.1.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen

Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
          “Property” means, with respect to any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.
          “Purchase Notice” means a notice delivered by a Holder in accordance with Section 10.10 in the form set forth in Exhibit 1.
          “Rating Agency” or “Rating Agencies” means each of Moody’s and S&P; provided that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act as a replacement for such Rating Agency that is reasonably acceptable to the Trustee.
          “Record Date” means any Regular Record Date or Special Record Date.
          “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
          “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.
          “Restricted Subsidiary” means (i) prior to the consummation of the Mergers, Express Scripts and each Subsidiary of Express Scripts that is not an Unrestricted Subsidiary (other then the Company) and (ii) following the consummation of the Mergers, any Subsidiary of the Company that is not an Unrestricted Subsidiary.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
          “Securities” means any securities authenticated and delivered under this Indenture.
          “Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
          “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.
          “Securitized Indebtedness” means, with respect to any Person as of any date, the reasonably expected liability of such Person for the repayment of, or otherwise relating to, all accounts receivable, general intangibles, chattel paper or other financial assets and related rights and assets sold or otherwise transferred by such Person, or any Subsidiary or Affiliate thereof, on or prior to such date.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.
          “Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest, if any, thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest, if any, is due and payable.
          “Subsidiary” with respect to any Person means (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof), (ii) any partnership, limited liability company or similar pass-through entity the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person and (iii) any partnership, limited liability company or similar pass-through entity the only general partners, managing members or Persons, however designated in corresponding roles, of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
          “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.5; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
          “Unrestricted Subsidiary” means (i) prior to the consummation of the Mergers, any Subsidiary of Express Scripts that is not a Guarantor or required to be a Guarantor pursuant to Section 10.11 hereof (other than the Company) and (ii) following the consummation of the Mergers, any Subsidiary of the Company that from time to time is not a Guarantor or required to be a Guarantor pursuant to Section 10.11 hereof.
          “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
          “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
          “Voting Stock” means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
          “Wholly Owned Subsidiary” means, when used with respect to any Person, (i) any corporation, association or other business entity of which 100% of the shares of Capital Stock or other equity interests is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership, limited liability company or similar pass-through entity the sole partners, members or persons, however designated in corresponding roles, of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
          SECTION 1.2. Compliance Certificates and Opinions.
          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee (1) an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (2) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
               (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
               (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not there has been compliance with such covenant or condition; and
               (4) a statement as to whether, in the opinion of each such individual, there has been compliance with such condition or covenant.
          SECTION 1.3. Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant (who may be an employee of the Company) or firm of accountants, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 1.4. Acts of Holders; Record Dates.
          Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by

Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instrument or instruments and records delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          The ownership of Securities shall be proved by the Security Register.
          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, vote, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided further that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.
          The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7 or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.
          With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

          Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
          SECTION 1.5. Notices, Etc., to Trustee and Company.
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
               (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmission ((612)-667-9825); provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, or
               (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of the Company’s principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, with a copy to the Secretary; provided that such notice shall not be deemed to be given until received by the Company.
          SECTION 1.6. Notice to Holders; Waiver.
          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 1.7. Conflict with Trust Indenture Act.
          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
          SECTION 1.8. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 1.9. Successors and Assigns.
          All covenants and agreements in this Indenture by each of the Company and the Guarantors shall bind its successors and assigns, whether so expressed or not.
          SECTION 1.10. Separability Clause.
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 1.11. Benefits of Indenture.
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 1.12. Governing Law; Waiver of Jury Trial
          THIS INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
          SECTION 1.13. Legal Holidays.
          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity.
          SECTION 1.14. Indenture and Securities Solely Corporate Obligations.
          None of the Company’s or any Guarantor’s past, present or future directors, officers, employees or shareholders, as such, shall have any liability for any of the Company’s or any Guarantor’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issuance of the Securities.
          SECTION 1.15. Indenture May be Executed in Counterparts.
          This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
          SECTION 1.16. Acceptance of Trust.
          Wells Fargo Bank, National Association, the Trustee named herein, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth herein.
          SECTION 1.17. Force Majeure
          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          SECTION 1.18. U.S.A. Patriot Act.
          The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
ARTICLE II
Security Forms
          SECTION 2.1. Form and Dating.
          The Securities and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form of Exhibit 1 which is hereby incorporated in, and expressly made a part of, this Indenture (subject to any changes to any Securities issued after the date hereof pursuant to Section 3.1). The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system on which the Securities may be listed, quoted or designated for issuance, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 are part of the terms of this Indenture. The Guarantees shall be in substantially the form set forth in Exhibit 2.
ARTICLE III
The Securities
          SECTION 3.1. Amount Unlimited; Issuable in Series.
          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
          The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following:
               (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);
               (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or

11.7 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);
               (3) the price or prices at which the Securities of such series will be offered by the Company (such price or prices to be expressed as a percentage of the principal amount of the Securities of such series);
               (4) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;
               (5) the date or dates on which the principal of any Securities of the series is payable;
               (6) the rate or rates at which any Securities of the series shall bear interest, if any, or the method of determining the rate or rates, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable or the method of determining such dates and the Regular Record Date for any such interest payable on any Interest Payment Date;
               (7) the rate or rates of interest, if any, payable on overdue installments of principal of, or any premium or interest on the Securities of such series, and the basis upon which interest shall be calculated if other than that of a 360-day year comprised of twelve 30-day months;
               (8) the place or places where the principal of and any premium, if any, and interest on any Securities of the series shall be payable;
               (9) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;
               (10) if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;
               (11) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;
               (12) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.1;
               (13) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);
               (14) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;
               (15) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
               (16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of those set forth in Exhibit 1 and any circumstances in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;
               (17) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;
               (18) any Authenticating Agents, Paying Agents or Security Registrars;
               (19) whether Securities of the series are entitled to any benefits of any Guarantee of any Guarantors pursuant to this Indenture;
               (20) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust

Indenture Act are applicable and any corresponding changes to provisions of this Indenture as then in effect;
               (21) any addition to or change in the covenants set forth in Article X which applies to Securities of the series; and
               (22) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(5)).
          All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.
          If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
          SECTION 3.2. Denominations.
          The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
          SECTION 3.3. Execution, Authentication, Delivery and Dating.
          The Securities shall be executed on behalf of the Company by the Chairman of its Board of Directors, its principal financial officer, its Chief Executive Officer, its President or one of its Vice Presidents, its Treasurer or its Assistant Treasurer, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
          The Guarantee endorsed on any Securities shall be executed on behalf of the Guarantor by the Chairman of its Board of Directors, its principal financial officer, its Chief Executive Officer, its President or one of its Vice Presidents, its Treasurer or its Assistant Treasurer, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Guarantee may be manual or facsimile.
          Securities or any Guarantee endorsed thereon bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the Guarantors, as applicable, shall bind the Company or the Guarantors, as applicable, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company and, if applicable, having endorsed thereon the Guarantees executed as provided in Section 13.1 to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order (which may provide that Securities that are the subject thereof will be authenticated and delivered by the Trustee from time to time upon the telephonic or written order of Persons designated in said Company Order and that such Persons are authorized to determine such terms and conditions of said Securities as are specified in the Company Order) shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Section 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in conclusively relying upon, a copy of such Board Resolution, the Officers’ Certificate setting forth the terms of the series and an Opinion of Counsel, with such Opinion of Counsel stating:
               (1) that such terms have been established in conformity with the provisions of this Indenture; and
               (2) that this Indenture and such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, and, if applicable, the Guarantees endorsed thereon will constitute valid and legally binding obligations of the Guarantors, in each case enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          However, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
          Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

          Each Security shall be dated the date of its authentication.
          No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit 1 executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
          SECTION 3.4. Temporary Securities.
          Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially in the form of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
          If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.
          SECTION 3.5. Registration; Registration of Transfer and Exchange.
          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee initially is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of

Securities as herein provided. The Company may change any Security Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act as Security Registrar.
          The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company, if the requirements of this Indenture are met, shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, and having endorsed thereon a Guarantee executed by the Guarantors.
          If the requirements of this Indenture are met, then, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive, and having endorsed thereon a Guarantee executed by the Guarantor.
          All Securities and the Guarantee endorsed thereon issued upon any registration of transfer or exchange of Securities and the Guarantee endorsed thereon, shall be the valid obligations of the Company and the Guarantors, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and the Guarantee endorsed thereon surrendered upon such registration of transfer or exchange.
          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.4, 9.6 or 11.7 not involving any transfer.
          If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected or identified for redemption and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected or identified for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          SECTION 3.6. Mutilated, Destroyed, Lost and Stolen Securities.
          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, and having endorsed thereon a Guarantee executed by the Guarantors, if applicable.
          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, and having endorsed thereon a Guarantee executed by the Guarantors, if applicable.
          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Security of any series and the Guarantee endorsed thereon, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantors, as applicable, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
          SECTION 3.7. Payment of Interest; Interest Rights Preserved.
          Except as otherwise provided in or as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided that on the maturity date for any series of Securities, the Company will pay accrued and unpaid interest to the Person to whom the Company pays the principal amount, instead of the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date.
          In the case of Securities represented by a Global Security registered in the name of or held by a Depository or its nominee, unless otherwise specified by Section 3.1, payment of principal, premium, if any, and interest, if any, will be made to the Depository or its nominee, as the case may be, as the registered owner or Holder of such Global Security. None of the Company, the Guarantors, the Trustee, the Paying Agent, any Authenticating Agent or the Security Registrant for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of a beneficial ownership interest in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not fewer than 10 days prior to the date of the proposed payment and not fewer than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.6, not fewer than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest on the Securities of any series at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which such Securities may be quoted or listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
          SECTION 3.8. Persons Deemed Owners.
          Prior to due presentment of a Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee shall be affected by notice to the contrary.
          In the case of a Global Security, so long as the Depository for such Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under this Indenture. Except as provided in Section 3.1, owners of beneficial interests in a Global Security will not be entitled to have Securities that are represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or Holders thereof under this Indenture.
          Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depository or (ii) impair, as between a Depository and holders of beneficial interests in any Global Security, the operation of customary practices governing the exercise of the rights of the Depository as Holder of such Global Security.
          None of the Company, the Guarantors, the Trustee, any Paying Agent, any Authenticating Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
          SECTION 3.9. Cancellation.
          All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities shall be disposed of by the Trustee in accordance with its customary procedures.
          SECTION 3.10. Computation of Interest.
          Except as otherwise specified in or as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
          SECTION 3.11. CUSIP Numbers, ISINs and Common Code Numbers.
          The Company in issuing the Securities may use “CUSIP” numbers, ISINs, and “Common Code” numbers (in each case, if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.
ARTICLE IV
Satisfaction and Discharge
          SECTION 4.1. Satisfaction and Discharge of Indenture.
          (1) This Indenture shall cease to be of further effect with respect to any series of Securities (except as to any surviving rights expressly provided for herein or in a supplemental indenture or Officers’ Certificate delivered pursuant to Section 3.1 for a series of Securities), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:
     (i) the Company delivers to the Trustee all Outstanding Securities of a series (other than (x) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (y) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) for cancellation or
     (ii) all Outstanding Securities of a series not theretofore delivered to the Trustee for cancellation:
          (a) have become due and payable; or
          (b) will become due and payable at their Stated Maturity within one year; or
          (c) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;
and in the case of clause (ii), the Company irrevocably deposits with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient without consideration of reinvestment of interest, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such series of Securities not previously delivered to the Trustee for cancelation (other than Securities replaced pursuant to Section 3.6) at the respective Stated Maturities or on the respective Redemption Date, as the case may be, in accordance with the terms of this Indenture and such Securities and, in the case of either of clauses (i) or (ii), the Company (x) has paid or caused to be paid all other sums payable hereunder by the Company and (y) has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that there has been compliance with all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series of Securities.

          (2) Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, (i) the obligations of the Company with respect to such Securities under Sections 4.2, 6.6, 6.7, 6.10, 6.11 and the last paragraph of Section 10.3 (as applicable) and (ii) the rights, powers, trusts, duties and immunities of the Trustee hereunder shall in each case survive with respect to such series of Securities.
          SECTION 4.2. Application of Trust Money.
          Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations deposited with the Trustee pursuant to Sections 4.1 or 12.4 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee, shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.
          SECTION 4.3. Repayment to the Company.
          Upon termination of the trust pursuant to Sections 4.1 or 12.4 hereof, the Trustee and Paying Agent shall promptly pay to the Company any excess money or U.S. Government Obligations.
ARTICLE V
Remedies
          SECTION 5.1. Events of Default.
          “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), except to the extent such event is specifically deleted or modified as contemplated by Section 3.1 for the Securities of that series:
               (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
               (2) default in the payment of the principal of or any premium on any Security of that series at its Maturity or when otherwise due; or
               (3) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness

(or the payment of which is guaranteed by any Restricted Subsidiary), if that default is caused by a failure to pay principal at its stated maturity after giving effect to any applicable grace period, or results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a payment default after stated maturity or the maturity of which has been so accelerated, aggregates $100 million or more; or
               (4) default in the performance, or breach, of any covenant, agreement or warranty of the Company in this Indenture or in any supplemental indenture to this Indenture or Officers’ Certificate issued pursuant to Section 3.1 (in each case other than any default described in clause (1) or (2) above) with respect to or applicable to that series of Securities and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
               (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor or of any substantial part of the property of the Company or any Guarantor, or ordering the winding up or liquidation of the affairs of the Company or any Guarantor ; or
               (6) the commencement by the Company or any Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Guarantor to the entry of a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Guarantor, or the filing by the Company or any Guarantor of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by the Company or any Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor or of any substantial part of the property of the Company or any Guarantor, or the making by the Company or any Guarantor of a general assignment for the benefit of creditors, or the admission by the Company or any Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Guarantor in furtherance of any such action; or
               (7) a Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or the Guarantee is found to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of release of the Guarantor in accordance with the terms hereof); or
               (8) any other Event of Default provided with respect to Securities of that series provided for pursuant to Section 3.1(17).
          SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.
               (1) If an Event of Default, other than an Event of Default specified in Sections 5.1(5) or 5.1(6), with respect to Securities of any series at the time Outstanding occurs and is continuing, then either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may require the Company to repay immediately the principal of and any unpaid premium and interest on (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof), all Outstanding Securities of the affected series. The Holders of at least a majority in principal amount of the Outstanding Securities of the affected series may rescind and annul that acceleration if all Events of Default with respect to the Securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in this Indenture. An Event of Default arising pursuant to Sections 5.1(5) or 5.1(6) shall cause the principal of, and any unpaid premium and interest on (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof), all Securities to become immediately due and payable without any declaration or other act by the Trustee, the Holders of the Securities or any other party.
               (2) Other than its duties in the case of a default, the Trustee is not obligated to exercise any of its rights or powers under this Indenture at the request or direction of any Holder of any series of Securities, unless the Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee. If the Holders offer such indemnity to the Trustee, then the Holders of at least a majority in principal amount of the Outstanding Securities of the affected series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of that series.
          SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
          The Company covenants that if:

               (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or
               (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof;
          the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates borne by such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Guarantor or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon such Securities, wherever situated.
          If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
          SECTION 5.4. Trustee May File Proofs of Claim.
          In any case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other any judicial proceeding relative to the Company (or any Guarantor or other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.
          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 5.5. Trustee May Enforce Claims Without Possession of Securities.
          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
          SECTION 5.6. Application of Money Collected.
          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities in respect of which moneys have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 6.7;
     SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest, if any, on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by such Trustee and to the extent permitted by law) upon the overdue installments of interest at the rate borne by such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;
     THIRD: In case the principal or any premium of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal, any premium and interest, if any, with interest upon the overdue principal, and (to the extent that such interest has been collected by such Trustee and to the extent permitted by law) upon overdue installments of interest at the rate borne by the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal, any premium and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and
          FOURTH: The balance, if any, to the Company or any other Person or Persons lawfully entitled thereto.
          SECTION 5.7. Limitation on Suits.
          No Holder of any Security of any series shall have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless each of the following shall have occurred:
               (1) such Holder has previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of that series; and
               (2) the Holders of at least 25% in principal amount of the Outstanding Securities of that series have made a written request to the Trustee to pursue the remedy and have offered, and if requested provided, indemnity reasonably satisfactory to the Trustee against any loss, liability or expense incurred in connection with such pursuit; and
               (3) the Trustee has failed to comply with such request within 60 days after receipt of such notice, request and offer of indemnity; and
               (4) the Trustee has not received from the Holders of a majority in aggregate principal amount of Outstanding Securities of such series, a direction inconsistent with such request during that 60-day period.
          SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.
          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 5.9. Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          SECTION 5.10. Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 5.11. Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.
          SECTION 5.12. Control by Holders.
          The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that:
               (1) such direction shall not be in conflict with any rule of law or with this Indenture and the Trustee shall not have determined that the action so directed would be unjustly prejudicial to Holders of Securities of that series, or any other series, not taking part in such direction; and
               (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

          SECTION 5.13. Waiver of Past Defaults.
          The Holders of at least a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all of the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:
          (1) in the payment of the principal of or any premium or interest on any Security of such series or the payment of any redemption price, purchase price or repurchase price with respect to any Securities of such series; or
          (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of each Holder of such series affected.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
          SECTION 5.14. Undertaking for Costs.
          All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in such suit, in the manner and to the extent provided in the Trust Indenture Act;  provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders for the enforcement of the payment of the principal of, or any premium or interest on, any Security on or after the due date for such payment.
          SECTION 5.15. Waiver of Stay or Extension Laws.
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI
The Trustee
          SECTION 6.1. Certain Duties and Responsibilities.
          The duties and responsibilities of the Trustee shall be as expressly set forth in this Indenture and as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, subject to Section 6.3.
          SECTION 6.2. Notice of Defaults.
          If a Default or Event of Default has occurred and the Trustee has received notice of the Default or Event of Default in accordance with this Indenture, the Trustee must mail to each Holder a notice of the Default or Event of Default within 30 days after the occurrence of the Event of Default. However, the Trustee need not mail the notice if the Default or Event of Default (a) has been cured or waived; or (b) is not in the payment of any amounts due with respect to any Security and the Trustee in good faith determines that withholding the notice is in the best interests of Holders. In addition, the Trustee shall give the Holders of Securities of such series notice of such Default or Event of Default actually known to it as and to the extent provided by the Trust Indenture Act.
          SECTION 6.3. Certain Rights of Trustee.
          Subject to the provisions of Section 6.1:
               (1) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
               (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Company’s Board of Directors may be sufficiently evidenced by a Board Resolution;

               (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;
               (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
               (5) other than its duties in the case of a default pursuant to Section 5.2, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder, unless such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee;
               (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit;
               (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
               (8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
               (9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
               (10) the permissive rights of the Trustee to do the things enumerated in this Indenture shall not be construed as a duty unless so specified herein. The Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct;
               (11) whenever in the administration of the trusts imposed upon it by this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter may be deemed to be conclusively proved and established by an Officers’ Certificate, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken or suffered in good faith under the provisions of the Indenture in reliance upon such Officers’ Certificate, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may request such additional evidence as it may deem reasonable;
               (12) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
               (13) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
               (14) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and
               (15) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
          SECTION 6.4. Not Responsible for Recitals or Issuance of Securities.
          The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder, and that the statements made by it or to be made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate as of the date thereof. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.
          SECTION 6.5. May Hold Securities and Act as Trustee Under Other Indentures.
          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
          Subject to the limitations imposed by the Trust Indenture Act, nothing in this Indenture shall prohibit the Trustee from becoming and acting as trustee under other indentures under which other securities, or certificates of interest of participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.
          SECTION 6.6. Money Held in Trust.
          Subject to the provisions of the last paragraphs of Sections 10.3 and 12.5, all money received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
          SECTION 6.7. Compensation and Reimbursement.
          The Company agrees:
               (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
               (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
               (3) to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim (including taxes (other than taxes based on the income of the Trustee)) or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law.
          The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.7, except with respect to funds held in trust for the benefit of the Holders of particular Securities.
          The provisions of this Section shall survive the termination of this Indenture.
          SECTION 6.8. Conflicting Interests.
          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.
          SECTION 6.9. Corporate Trustee Required; Eligibility.
          There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be the Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has (or if the Trustee is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of at least $50,000,000 and shall be subject to supervision or examination by a Federal or State authority. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
          SECTION 6.10. Resignation and Removal; Appointment of Successor.
          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.
          The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          If at any time:
               (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,
               (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or
               (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, the retiring Trustee may petition, or any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
          SECTION 6.11. Acceptance of Appointment by Successor.
          In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
          Upon the reasonable written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
          SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business.
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
          SECTION 6.13. Preferential Collection of Claims Against the Company.
          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
          SECTION 6.14. Appointment of Authenticating Agent.
          The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.5, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or if the Authenticating Agent is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Trustee
By:
As Authenticating Agent

By:
Authorized Signatory
ARTICLE VII
Holders’ Lists and Reports by Trustee and Company
          SECTION 7.1. Company to Furnish Trustee Names and Addresses of Holders.
          The Company will furnish or cause to be furnished to the Trustee:
               (1) semi-annually, not later than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date, as the case may be; and
               (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as Security Registrar.

          SECTION 7.2. Preservation of Information; Communications to Holders.
          The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1, if any, and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.
          The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.
          SECTION 7.3. Reports by Trustee.
          The Trustee shall transmit to Holders of Securities, as their names and addresses appear in the Securities Register, such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
          The Trustee shall comply with Section 313 of the Trust Indenture Act and, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15, following the date of the initial issuance of Securities under this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).
          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when any Securities are listed on any securities exchange or of any delisting therefrom.
          SECTION 7.4. Reports by Express Scripts or the Company.
          Prior to the consummation of the Mergers, Express Scripts and, following the consummation of the Mergers, the Company will file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within

15 days after the same is so required to be filed with the Commission; provided further that any such information, documents or reports filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee, provided further that the Trustee shall have no duty to determine whether such filing has occurred.
          Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE VIII
Consolidation, Merger, Conveyance, Transfer or Lease
          SECTION 8.1. Company and Express Scripts May Consolidate, Etc., Only on Certain Terms.
               (1) The Company shall not consolidate with or merge with or into any other Person, permit any other Person to consolidate with or merge with and into the Company or convey, transfer or lease all or substantially all of its properties and assets to any other Person, unless:
     (i) the Company is the surviving entity or the Person formed by such consolidation or merger or the Person to which all or substantially all of the properties and assets of the Company are conveyed, transferred or leased, as the case may be, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Outstanding Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (ii) immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Subsidiary of the Company as a result of such transaction as having been incurred by the Company or any Subsidiary of the Company at the time of such transaction, there shall not be any Event of Default, or event which, after notice or lapse of time or both, would become an Event of Default;
     (iii) if, as a result of such transaction, the properties or assets of the Company would become subject to a Lien which would not be permitted under Section 10.8 of this Indenture, the Company or such successor Person, as the case may be, shall take those steps that are necessary to secure all the Outstanding Securities equally and ratably with Indebtedness secured by that Lien; and
     (iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or transfer and supplemental indenture, if applicable, comply with this Indenture and that all conditions precedent to the consummation of the particular consolidation, merger, conveyance, transfer or lease under this Indenture have been complied with.
               (2) For purposes of this Section 8.1, the conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the Company’s properties and assets on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the Company’s properties and assets.
               (3) Prior to the consummation of the Mergers, Express Scripts shall not (i) consolidate or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge with and into it (other than as contemplated by the Merger Agreement) or (iii) convey, transfer or lease all or substantially all of its properties and assets to any other Person.
          SECTION 8.2. Successor Substituted.
          Upon any consolidation or merger by the Company with or into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to any other Person in accordance with Section 8.1, the successor Person formed by such consolidation or merger or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities (to the extent the Company was the predecessor Person).
ARTICLE IX
Supplemental Indentures
          SECTION 9.1. Supplemental Indentures Without Consent of Holders.
          Without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, to modify and amend this Indenture and the terms of the Securities to:

          (1) evidence the succession of another Person to the Company, or successive successions, and the assumption by any such successor of the covenants of the Company herein and in the Securities upon the Company’s consolidation or merger, or the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property and assets in accordance with this Indenture;
          (2) add to the covenants of the Company or the Guarantors for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;
          (3) add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of fewer than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);
          (4) add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;
          (5) add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;
          (6) secure any of the Securities;
          (7) establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1;
          (8) evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11;
          (9) comply with the rules and regulations of any securities exchange or automated quotation system on which the Securities may be listed, quoted or traded;
          (10) add to, change or eliminate any of the provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; provided that such action does not materially adversely affect the rights or interests of any Holder of Securities;

          (11) supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Articles IV and XII, provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect;
          (12) reflect the release of any Guarantor in accordance with Article XIII; or
          (13) add Guarantors with respect to any of the Securities.
          In addition, the Company, the Guarantors and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities in order to cure any ambiguity, defect, omission or inconsistency in this Indenture or the Securities in a manner that does not, individually or in the aggregate with all other changes, adversely affect the rights of any Holder in any material respect; provided that any modification of this Indenture and the Securities to conform the provisions of the Indenture to any description of the applicable Securities in the offering circular or prospectus therefor shall not be deemed to adversely affect the rights of any Holder in any material respect. The Company and the Trustee may also enter into a supplemental indenture without the consent of Holders of the Securities in order to conform the Indenture to any description of the Securities contained in the offering circular or prospectus therefor.
          SECTION 9.2. Supplemental Indentures With Consent of Holders.
          With the consent of the Holders of at least a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon any Security, or reduce the amount of the principal of, or any premium, or any interest on, an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change any Place of Payment where, manner or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or release any Guarantee by a Guarantor other than as provided in this Indenture (it being understood that any release effected by Section 8.2 shall not constitute any of the foregoing);
     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;
     (3) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.1(8); or
     (4) change the ranking of any series of Securities.
          In addition, subject to Sections 5.8 and 5.13, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may, by notice to the Trustee, waive compliance by the Company or the Guarantors with any provision of this Indenture or such Securities, in a particular instance or generally, without notice to any other Holder; provided that no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          SECTION 9.3. Execution of Supplemental Indentures.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the valid and binding obligation of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          SECTION 9.4. Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (unless such supplemental indenture does not apply to such Securities).
          SECTION 9.5. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
          SECTION 9.6. Reference in Securities to Supplemental Indentures.
          Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
ARTICLE X
Covenants
          SECTION 10.1. Payment of Principal, Premium and Interest.
          The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.
          Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof as such address appears in the Security Register; provided, however, that payments on a certificated

Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
          SECTION 10.2. Maintenance of Office or Agency.
          The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          SECTION 10.3. Money for Securities Payments to Be Held in Trust.
          If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
          Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such principal or any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or any premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for a period ending on the earlier of the date that is 10 Business Days prior to the date such money would escheat to the State or two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
          SECTION 10.4. Statement by Officers as to Default.
          The Company will promptly notify the Trustee in writing upon its becoming aware of the occurrence of any Default or Event of Default. In addition, the Company shall furnish to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date of the Indenture, an Officers’ Certificate stating whether the officers certifying therein have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under the Indenture or the Securities and describing any such Default or Event of Default.
          SECTION 10.5. Existence.
          Subject to Article VIII, the Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence.

          SECTION 10.6. Payment of Taxes and Other Claims.
          The Company and, prior to the consummation of the Mergers, Express Scripts will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or Express Scripts, respectively, or upon the income, profits or property of (x) prior to the consummation of the Mergers, Express Scripts or any of its Subsidiaries and (y) following the consummation of the Mergers, the Company or any of its Subsidiaries, provided, however, that the Company or Express Scripts, as applicable, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) if the failure to pay or discharge would not have a material adverse effect on the assets, business, operations, properties or condition (financial or otherwise) of (x) prior to the consummation of the Mergers, Express Scripts and its Subsidiaries, taken as a whole, and (y) following the consummation of the Mergers, the Company and its Subsidiaries, taken as a whole.
          SECTION 10.7. Calculation of Original Issue Discount.
          The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code.
          SECTION 10.8. Limitations on Liens.
          The Company will not, and will not permit any Restricted Subsidiary to, create or assume, except (x) prior to the consummation of the Mergers, in favor of Express Scripts or in favor of one or more of its Wholly Owned Subsidiaries and (y) following consummation of the Mergers, in favor of the Company or in favor of one or more of the Company’s Wholly Owned Subsidiaries, any Lien against or on any Property now owned or hereafter acquired by Express Scripts, the Company or any Restricted Subsidiary, or permit any Restricted Subsidiary to do so, unless the Outstanding Securities of each series are secured equally and ratably with (or prior to) the obligations so secured by such Lien, except that the foregoing restrictions do not apply to the following types of Liens:
          (1) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code);
          (2) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business;

          (3) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’, or other like Liens arising in the ordinary course of business with respect to obligations which are not due or that are being contested in good faith and by appropriate action;
          (4) Liens for taxes, assessments, fees or governmental charges or levies that are not delinquent or which are payable without penalty, or which are being contested in good faith and by appropriate action, and in respect of which adequate reserves shall have been established in accordance with GAAP (x) prior to the consummation of the Mergers, on the books of Express Scripts or any of its Subsidiaries or (y) following the consummation of the Mergers, on the books of the Company or any of its Subsidiaries;
          (5) Liens consisting of attachments, judgments or awards against (x) prior to the consummation of the Mergers, Express Scripts or any of its Subsidiaries or (y) following the consummation of the Mergers, the Company or any of its Subsidiaries, in each case with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate action, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of (x) prior to the consummation of the Mergers, Express Scripts or any of its Subsidiaries or (y) following the consummation of the Mergers, the Company or any of its Subsidiaries;
          (6) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operations of (x) prior to the consummation of the Mergers, the business of Express Scripts or any of its Subsidiaries or (y) following the consummation of the Mergers, the business of the Company or any of its Subsidiaries;
          (7) (x) with respect to Securities issued on the date hereof, Liens existing on the date of this Indenture and (y) with respect to Securities issued after the date hereof (other than any additional Securities of the same series and on the same terms and conditions of Securities already issued), Liens existing on the date of the supplemental indenture or Officers’ Certificate pursuant to which such Securities were issued, in each case securing Indebtedness or other obligations of Express Scripts or any of its Subsidiaries;
          (8) statutory Liens in favor of lessors arising in connection with Property leased to (x) prior to the consummation of the Mergers, Express Scripts or any of its Subsidiaries or (y) following the consummation of the Mergers, the Company or any of its Subsidiaries;
          (9) Liens on Margin Stock to the extent that a prohibition on such Liens pursuant to this Section 10.8 would violate Regulation U of the Board of Governors of the Federal Reserve System of the United States of America, as the same may be amended or supplemented from time to time;
          (10) purchase money Liens on Property hereafter acquired by (x) prior to the consummation of the Mergers, Express Scripts or any of its Subsidiaries or (y) following the consummation of the Mergers, the Company or any of its Subsidiaries, in each case created within 180 days of such acquisition (or in the case of real property, completion of construction including any improvements or the commencement of operation of the Property, whichever occurs later) to secure or provide for the payment or financing of all or any part of the purchase price thereof; provided that the Lien secured thereby shall attach only to the Property so acquired and related assets (except that individual financings by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are independently permitted by this clause (10));
          (11) Liens in respect of Permitted Sale-Leaseback Transactions;
          (12) Liens on the Property of a Person that becomes a Subsidiary of (x) after the date hereof and prior to the consummation of the Mergers, Express Scripts or (y) following the consummation of the Mergers, the Company; provided that (i) such Liens existed at the time such Person becomes a Subsidiary and were not created in anticipation thereof, (ii) any such Lien does not by its terms cover any Property after the time such Person becomes a Subsidiary that was not covered immediately prior thereto and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary; provided that such Indebtedness was not incurred in anticipation of such Person becoming a Subsidiary;
          (13) Liens on Property and proceeds thereof existing at the time of acquisition thereof and not created in contemplation thereof;
          (14) Liens (x) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, and (y) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set off) and which are within the general parameters customary in the banking industry;
          (15) Liens securing Securitized Indebtedness in an aggregate principal amount not in excess of $1.5 billion at any one time outstanding upon the granting of such Liens;
          (16) any extension, renewal, refinancing, substitution or replacement (or successive extensions, renewals, refinancings, substitutions or replacements), as a whole or in part, of any of the Liens referred to in paragraphs (7), (10), (12) and (13) of this Section; provided that such extension, renewal, refinancing substitution or replacement Lien shall be limited to all or any part of substantially the same property or assets that secured the Lien extended, renewed, refinanced, substituted or replaced (plus improvements on such Property) and the liability secured by such Lien at such time is not increased;
          (17) Liens on proceeds of any of the assets permitted to be the subject of any Lien or assignment permitted by this Section 10.8;
          (18) Liens imposed in respect of Environmental Laws;
          (19) licenses of patents, trademarks and other intellectual property rights granted by (x) prior to the consummation of the Mergers, Express Scripts or any of its Subsidiaries or (y) following the consummation of the Mergers, the Company or any of its Subsidiaries, in each case in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Express Scripts, the Company or such Subsidiary, as applicable;
          (20) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into (x) prior to the consummation of the Mergers, by Express Scripts or any of its Subsidiaries or (y) following the consummation of the Mergers, by the Company or any of its Subsidiaries, in each case in the ordinary course of business; and
          (21) other Liens; provided that, without duplication, the aggregate sum of all obligations and Indebtedness secured by Liens permitted under this clause (21), together with all Property subject to Permitted Sale-Leaseback Transactions would not exceed 15% of the Consolidated Net Worth of (x) prior to the consummation of the Mergers, Express Scripts (y) following the consummation of the Mergers, the Company, in each case measured upon the granting of such Liens based on the consolidated balance sheet of Express Scripts or the Company, as applicable, for the end of the then most recent quarter for which financial statements are available.
          SECTION 10.9. Limitations on Sale and Lease-Back Transactions.
          The Company will not, and will not permit any Restricted Subsidiary to, engage in sale and leaseback transactions except for Permitted Sale-Leaseback Transactions.
          SECTION 10.10. Right to Require Repurchase Upon a Change of Control Triggering Event.
               (1) Upon the occurrence of any Change of Control Triggering Event with respect to a particular series of Securities, each Holder of Securities of such series shall have the right to require, by delivery to the Company of a Purchase Notice, the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Securities of such series pursuant to the offer described below (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of the Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased, to the date of purchase

(subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) (the “Change of Control Payment”).
               (2) Within 30 days following any Change of Control Triggering Event with respect to a particular series of Securities, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall mail a notice to Holders of Securities of the applicable series, with a written copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:
     (i) a description of the transaction or transactions that constitute the Change of Control Triggering Event for such series;
     (ii) that the Change of Control Offer is being made pursuant to this Section 10.10 and that all Securities of such series validly tendered will be accepted for payment;
     (iii) the Change of Control Payment and the Change of Control Payment Date, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”); and
     (iv) if the notice is mailed prior to the date of the consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
               (3) On the Change of Control Payment Date, the Company shall be required, to the extent lawful, to:
     (i) accept for payment all Securities of such series or portions of such Securities properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities of such series or portions of such Securities properly tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased and that all conditions precedent provided for in this Indenture to the Change of Control Offer and to the repurchase by the Company of Securities pursuant to the Change of Control Offer have been complied with.
               The Paying Agent will promptly mail to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each

Holder of Securities properly tendered a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new Security will be in a principal amount of $2,000 or an integral multiple of $1,000.
               (4) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 10.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10.10 by virtue of such conflicts.
               (5) Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Securities upon a Change of Control Triggering Event if (x) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Securities properly tendered and not withdrawn under its offer or (y) the Company has given written notice of a redemption as provided under Section 11.4 or in accordance with any redemption provisions provided for in any supplemental indenture or Officers’ Certificate pursuant to Section 3.1, unless the Company has failed to pay the Redemption Price on the Redemption Date.
          SECTION 10.11. Additional Guarantors.
          If, after the date of this Indenture, any Subsidiary of (x) prior to the consummation of the Mergers, Express Scripts or (y) following the consummation of the Mergers, the Company that is, in each case, not then a Guarantor guarantees, becomes a borrower, issuer or guarantor under, or grants any Lien to secure any obligations pursuant to, (1) the Express Scripts Existing Revolving Credit Facility or any refinancing or replacement thereof, (2) the Medco Term Loan and Revolving Credit Facility or any refinancing or replacement thereof, (3) either of the Facilities or any refinancing or replacement thereof, or (4) any other Indebtedness having an aggregate principal amount outstanding in excess of 15% of the Consolidated Net Worth of (a) prior to the consummation of the Mergers, Express Scripts or (b) following the consummation of the Mergers, the Company, in each case as of the end of such entity’s most recent quarter for which financial statements are available (such Consolidated Net Worth to be measured at the time of the incurrence of each such guarantee or borrowing or the granting of such Lien), then in any such case such Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the Trustee promptly (but in any event, within two Business Days of the date on which it guaranteed or incurred such Indebtedness or granted such Lien, as the case may be).
          Notwithstanding the preceding paragraph, any Guarantee by a Guarantor that was issued pursuant to this Section 10.11 solely as a result of its guarantee or incurrence of, or granting of a Lien in respect of, any such Indebtedness shall be automatically and unconditionally released upon the release or discharge of the guarantee that resulted in the creation of such Subsidiary’s Guarantee (or upon such Subsidiary ceasing to be an issuer or a borrower or the release of Liens granted by such Subsidiary, as the case may be), except a discharge or release as a result of payment under such guarantee.
ARTICLE XI
Redemption of Securities
          SECTION 11.1. Applicability of Article.
          Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for such Securities) in accordance with this Article.
          SECTION 11.2. Election to Redeem; Notice to Trustee.
          The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 40 days (or at least 45 days if less than all the Securities of any series are to be redeemed) prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the aggregate principal amount of Securities of such series to be redeemed.
          SECTION 11.3. Selection by Trustee of Securities to Be Redeemed.
          If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Trustee from among the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such Securities or any integral multiple thereof) of the principal amount of such Securities of a denomination larger than the minimum authorized denomination.
          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the aggregate principal amount thereof to be redeemed.
          In the case of any redemption in part affecting only a single Security, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
          SECTION 11.4. Notice of Redemption.
          Notice of any optional redemption of any Securities shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Securities to be redeemed, at such Holder’s address as shown in the Security Register for the affected Securities.
          Failure to give notice by mailing in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.
          All notices of redemption shall identify the Securities to be redeemed and shall state:
               (1) the Redemption Date;
               (2) the Redemption Price (including accrued interest, if any);
               (3) the aggregate principal amount of the Securities of any series to be redeemed;
               (4) if less than all of the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the portions of principal amounts) of the particular Securities to be redeemed;
               (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date;
               (6) the place or places where each such Security is to be surrendered for payment of the Redemption Price;
               (7) the CUSIP, ISIN or Common Code numbers of such Securities, if any (or any other number used by the Depository to identify such Securities); and
               (8) if notice of redemption of such Securities to be redeemed has been given by the Company pursuant to this Section 11.4 and funds sufficient to pay the Redemption Price (including any accrued and unpaid interest) of all such Securities to be redeemed on the Redemption Date are irrevocably available for the redemption of the Securities called for redemption on the Redemption Date, that the Securities called for redemption shall cease to bear interest on and after such Redemption Date and that the only remaining right of the Holders will be to receive payment of the Redemption Price.
          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, on Company Request provided to the Trustee at least ten days before the notice of redemption is to be given to Holders, by the Trustee at the expense of the Company.
          SECTION 11.5. Deposit of Redemption Price.
          On or before 11:00 a.m., New York time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.
          SECTION 11.6. Securities Payable on Redemption Date.
          Notice of redemption having been given as aforesaid, the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and, if funds sufficient to pay the Redemption Price (including any accrued and unpaid interest) of all of such Securities to be redeemed on the Redemption Date are irrevocably available for the redemption of the Securities called for redemption on the Redemption Date, from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that, unless otherwise specified in or as contemplated by Section 3.1, installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.
          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.
          SECTION 11.7. Securities Redeemed in Part.
          Any Security which is to be redeemed only in part shall be surrendered at an office or agency in accordance with the notice of redemption (with, if the Company or the Trustee shall so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or other appropriate person), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, having endorsed thereon the Guarantee executed by the Guarantors and of like tenor, of any authorized denominations as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE XII
Defeasance and Covenant Defeasance
          SECTION 12.1. [Reserved].
          SECTION 12.2. Legal Defeasance.
          Subject to Section 12.4, the Company at any time may terminate all its obligations under the Securities of a particular series and this Indenture (and have each Guarantor’s obligation discharged with respect to its Guarantee and this Indenture) (“Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until all the Securities of such series have in fact been paid in full: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 12.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 3.8, 3.9, 10.2 and 10.3, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 12.3 applied to such Securities.
          SECTION 12.3. Covenant Defeasance.
          Subject to Section 12.4, the Company at any time may terminate its obligations under Sections 7.4, 10.6, 10.8, 10.9, 10.10 and 10.11 and Article VIII and XIII, inclusive, and the occurrence of any event specified in Sections 5.1(4) with respect to any of Article VIII and Sections 7.4, 10.6, 10.8, 10.9, 10.10 and 10.11, inclusive, shall be deemed not to be or result in an Event of Default, in each case with respect to Outstanding Securities of such series as provided in this Section (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Article or Section (to the extent so specified in the case of Section 5.1(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Article or Section or by reason of any reference in any such Article or Section to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such shall be unaffected thereby.
          SECTION 12.4. Conditions to Defeasance or Covenant Defeasance.
          The Company may exercise its Legal Defeasance option or its Covenant Defeasance option (which defeasance will be effective on the date the conditions below are satisfied) for any Securities only if:
               (1) the Company irrevocably deposits with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient without consideration of reinvestment of interest, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on Outstanding Securities of such series at the respective Stated Maturities or on the respective Redemption Date, as the case may be, in accordance with the terms of this Indenture and such Securities;
               (2) in the event of an election for Legal Defeasance under Section 12.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in the case of either (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur;
               (3) in the event of an election for Covenant Defeasance under Section 12.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

               (4) the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit;
               (5) no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day);
               (6) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act);
               (7) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
               (8) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder; and
               (9) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.
          SECTION 12.5. Deposited Money and U.S. Government Obligations to be Held in Trust; Miscellaneous Provisions.
          Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 12.6, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 12.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
          Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company and any Paying Agent upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.
          SECTION 12.6. Reinstatement.
          If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 12.2 or 12.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 12.5 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.
ARTICLE XIII
Guarantee
          SECTION 13.1. Unconditional Guarantee.
               (1) For value received, each of the Guarantors hereby jointly and severally and fully and unconditionally guarantees (each a “Guarantee”), to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and promptly paid in full when due, whether at Stated Maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders of or the Trustee hereunder or thereunder (including fees, expenses or others) (collectively, the “Obligations”) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Obligations (with or without notice to such Guarantor), the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. If the Company shall fail to pay when due, or to perform, any Obligations, for whatever reason, each Guarantor shall be jointly and severally obligated to pay in cash, or to perform or cause the performance of, the same promptly. An Event of Default under this Indenture or the Securities of a particular series shall entitle the Holders of the Securities of such series to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.
               (2) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of this Indenture or the Securities, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
               (3) Each Guarantor further agrees that, as between it, on the one hand, and the Holders of the Securities and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations and (b) in the event of any acceleration of such Obligations as provided in Article V, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of its Guarantee.
          SECTION 13.2. Waiver.
          To the fullest extent permitted by applicable law, each of the Guarantors waives diligence, presentment, demand of, payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities and this Indenture.
          SECTION 13.3. Guarantee of Payment.
          Each of the Guarantors further agrees that its Guarantee constitutes a guarantee of payment, performance and compliance when due and not a guarantee of collection, and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the security, if any, held for payment of the Obligations.

          SECTION 13.4. No Discharge or Diminishment of Guarantee.
          Subject to Section 13.10 of this Indenture, the obligations of each of the Guarantors hereunder shall not be subject to any reduction, limitation, termination, impairment or for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under this Indenture or the Securities, any other guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).
          SECTION 13.5. Defenses of Company Waived.
          To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final payment in full in cash of the Obligations. Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.
          SECTION 13.6. Continued Effectiveness.
          Subject to Section 13.10 of this Indenture, each of the Guarantors further agrees that its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company or otherwise.
          SECTION 13.7. Subrogation.
          In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid

Obligations, and thereupon the Holders shall assign (except to the extent that such assignment would render a Guarantor a “creditor” of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under this Indenture shall be paid in full, the Trustee will, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.
          SECTION 13.8. Information.
          Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise the Guarantors of information known to it or any of them regarding such circumstances or risks.
          SECTION 13.9. Subordination.
          Upon payment by any Guarantor of any sums to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations to the Trustee; provided, however, that any right of subrogation that such Guarantor may have pursuant to this Indenture is subject to Section 13.7 hereof.
          SECTION 13.10. Release of Guarantor.
          (1) A Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee without any action required on the part of the Trustee or any Holder; provided that such Guarantor would not, immediately after such release and discharge, be required to become a Guarantor pursuant to Section 10.11 hereof if such Guarantor had incurred its then-existing guarantees, Indebtedness and Liens at the time of such release and discharge:

     (i) upon notice by the Company to the Trustee, at any time such Guarantor is not a borrower, issuer or guarantor under, and has not granted any then-existing Lien to secure any obligations pursuant to, (1) the Express Scripts Existing Revolving Credit Facility or any refinancing or replacement thereof (including as a result of any release from such obligations in connection with being designated an “exempt subsidiary” by Express Scripts (as defined in the Express Scripts Existing Revolving Credit Facility)), (2) the Medco Term Loan and Revolving Credit Facility or any refinancing or replacement thereof, (3) either of the Facilities or any refinancing or replacement thereof, or (4) any other Indebtedness having an aggregate principal amount outstanding in excess of 15% of the Consolidated Net Worth of (x) prior to the consummation of the Mergers, Express Scripts (y) or following the consummation of the Mergers, the Company, in each case as of the end of such entity’s most recent quarter for which financial statements are available (other than obligations arising under this Indenture and the Securities), and such Guarantor is released or discharged from each guarantee and Lien granted by such Guarantor with respect to all such Indebtedness other than obligations arising under this Indenture and any Securities issued under the Indenture except where resulting from a discharge or release as a result of payment under such guarantee;
     (ii) upon the occurrence of the circumstances described in Section 10.11 hereof, of which the Company shall promptly notify the Trustee; or
     (iii) upon the sale, transfer or disposition of all or substantially all of the equity interests or assets of the Guarantor to another Person (other than to the Company, any of its Subsidiaries or Affiliates).
          (2) A Guarantor shall be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee without any action required on the part of the Trustee or any Holder upon any Covenant Defeasance or Legal Defeasance with respect to the Securities, subject to reinstatement pursuant to Section 12.6 of the Indenture.
          (3) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section. Any Guarantor not so released will remain liable for the full amount of the principal of, premium, if any, and interest on the Securities provided in this Indenture and its Guarantee.
          SECTION 13.11. Limitation of Guarantor’s Liability.
          (1) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent

Transfer Act or any similar federal or state law to the extent applicable to any Guarantor. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Indenture and its Guarantee shall be limited to the maximum aggregate amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.
          (2) The Guarantee is expressly limited so that in no event, including the acceleration of the maturity of the Securities, shall the amount paid or agreed to be paid in respect of interest on the Securities (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under the Guarantee. If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by the Guarantee exceeds such maximum permissible amount, the obligation to pay interest under the Guarantee (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts collected by any holder of any Security in excess of the permissible amount shall be automatically applied to reduce the outstanding principal on such Security.
          SECTION 13.12. Contribution from Other Guarantors.
          Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to seek contribution from each other non-paying Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with generally accepted accounting principles in effect in the United States of America as of the date hereof so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
          SECTION 13.13. No Obligation to Take Action Against the Company.
          Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.

          SECTION 13.14. Execution and Delivery of the Guarantee.
          (1) To further evidence the Guarantee set forth in this Article, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit 2 shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer, manager or member, as applicable, of each Guarantor.
          (2) Each of the Guarantors hereby agrees that its Guarantee set forth in this Article shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.
          (3) If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office or is no longer a manager or member, as applicable, at the time the Trustee authenticates such Guarantee or at any time thereafter, such Guarantor’s Guarantee of such Security shall be valid nevertheless.
          (4) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.
          SECTION 13.15. Successor Guarantor.
          Unless otherwise released and discharged from its obligations in accordance with this Indenture, upon any consolidation or merger by any Guarantor with or into any other Person, the successor Person formed by such consolidation or merger shall sign a supplemental indenture and guarantee and succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person has been named as a Guarantor herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities (to the extent the Guarantor was the predecessor Person).

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.
[Signature Pages To Follow]

Very truly yours, ARISTOTLE HOLDING, INC.
By:	/s/ George Paz
	Name:	George Paz
	Title:	Chairman, Chief Executive Officer and President

EXPRESS SCRIPTS, INC.

By:	/s/ George Paz
	Name:	George Paz
	Title:	Chairman, Chief Executive Officer and President

AIRPORT HOLDINGS, LLC ESI REALTY, LLC
By:	Express Scripts, Inc., as sole Member

By:	/s/ George Paz
	Name:	George Paz
	Title:	Chairman, Chief Executive Officer and President

BYFIELD DRUG, INC.
CARE CONTINUUM, INC.
CFI OF NEW JERSEY, INC.
CHESAPEAKE INFUSION, INC.
CONNECTYOURCARE COMPANY LLC
CONNECTYOURCARE, LLC
CURASCRIPT PBM SERVICES INC.
DIVERSIFIED PHARMACEUTICAL SERVICES, INC.
ESI ACQUISITION, INC.
ESI CLAIMS, INC.
ESI ENTERPRISES, LLC
ESI MAIL ORDER PROCESSING, INC.
EXPRESS SCRIPTS CANADA HOLDING CO.
EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC
EXPRESS SCRIPTS SALES DEVELOPMENT CO.
FRECO, INC.
FREEDOM SERVICE COMPANY, LLC
HEALTHBRIDGE, INC.
HEALTHBRIDGE REIMBURSEMENT AND
  PRODUCT SUPPORT, INC.
iBIOLOGIC, INC.
IVTX, INC.
LYNNFIELD COMPOUNDING CENTER, INC.
LYNNFIELD DRUG, INC.
MATRIX GPO LLC
NATIONAL PRESCRIPTION ADMINISTRATORS, INC.
PRIORITY HEALTHCARE CORPORATION
PRIORITY HEALTHCARE CORPORATION WEST
PRIORITY HEALTHCARE DISTRIBUTION, INC.
PRIORITY HEALTHCARE PHARMACY, INC.
PRIORITYHEALTHCARE.COM, INC.
SINUSPHARMACY, INC.
SPECIALTY INFUSION PHARMACY, INC.
SPECTRACARE, INC.
SPECTRACARE HEALTH CARE VENTURES, INC.
SPECTRACARE INFUSION PHARMACY, INC.
VALUE HEALTH, INC.
YOURPHARMACY.COM, INC.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

CURASCRIPT, INC. ESI MAIL PHARMACY SERVICE, INC. EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC. EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO. MOORESVILLE ON-SITE PHARMACY, LLC
By:	/s/ Patrick McNamee
	Name:	Patrick McNamee
	Title:	President

ESI-GP HOLDINGS, INC. ESI RESOURCES, INC.
By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

ESI PARTNERSHIP
By:	Express Scripts, Inc., as Partner

By:	/s/ Martin P. Akins
	Name:	Martin P. Akins
	Title:	Vice President and Deputy General Counsel

By:	ESI-GP Holdings, Inc., as Partner

By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

SPECTRACARE OF INDIANA
By:	Spectracare, Inc., as Partner

By:	/s/ Keith Ebling
	Name:	Keith Ebling
	Title:	Vice President

By:	Care Continuum, Inc., as Partner

By:	/s/ Keith Ebling
	Name:	Keith Ebling
	Title:	Vice President

EXPRESS SCRIPTS MSA, LLC EXPRESS SCRIPTS WC, INC.
By:	/s/ Edward Ignaczak
	Name:	Edward Ignaczak
	Title:	President

EXPRESS SCRIPTS SENIOR CARE, INC. EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC.
By:	/s/ George Paz
	Name:	George Paz
	Title:	President

EXPRESS SCRIPTS CANADA HOLDING, LLC
By:	/s/ Keith Ebling
	Name:	Keith Ebling
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Trustee
By:	/s/ Richard H. Prokosch
	Name:	Richard H. Prokosch
	Title:	Vice President

EXHIBIT 1
[FORM OF FACE OF SECURITY]
[Global Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Definitive Securities Legend]
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

ARISTOTLE HOLDING, INC.
% SENIOR NOTE DUE

No. __________	Principal Amount (US)$__________
CUSIP NO. __________
ISIN NO. __________
          Aristotle Holding, Inc., a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of __________ United States Dollars (U.S.$__________ ) on [       ] and to pay interest thereon, from [       ], or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be [       ] and [ ] of each year, commencing [       ], at the per annum rate of [       ]%, or as such rate may be adjusted pursuant to the terms hereof (the “Security Interest Rate”), until the principal hereof is paid or made available for payment.
          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the [       ] Supplemental Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the day that is [       ] days prior to the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
          Payment of principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose, which shall initially be the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof as such address appears in the Security Register; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire

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transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ARISTOTLE HOLDING, INC.
By:
Name:
Title:

Attest:
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated referred to in the within-mentioned Indenture.
Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

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[FORM OF REVERSE OF SECURITY]
          (1) Indenture. This Security is one of a duly authorized issue of securities of the Company designated as its “[       ]% Senior Notes due [       ]” (herein called the “Securities”), issued under a [       ] Supplemental Indenture, dated as of [       ], to an indenture, dated as of November 21, 2011 (as it may be amended or supplemented from time to time in accordance with the terms thereof and herein with the [       ] Supplemental Indenture, collectively, the “Indenture”), between the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The aggregate principal amount of Initial Securities Outstanding at any time may not exceed $[       ] in aggregate principal amount, except for Securities issued, authenticated and delivered upon registration of transfer, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture and except for any Securities which, pursuant to Section 3.3 of the Base Indenture, are deemed never to have been authenticated and delivered.
          The Indenture contains covenants that limit the ability of the Company and any Restricted Subsidiary to create liens on assets and to engage in sale/leaseback transactions. The Indenture also contains covenants that limit the ability of the Company and, prior to the consummation of the Mergers, of Express Scripts to consolidate, merge or transfer all or substantially all of their respective assets. These covenants are subject to important exceptions and qualifications.
          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Security and the Indenture, the provisions of the Indenture shall govern.
               (2) Optional Redemption. At any time prior to Maturity, the Company may at its option redeem all or a part of the Securities upon not more than 60 nor less than 30 days prior notice, at a Redemption Price equal to the greater of: (i) 100% of the aggregate principal amount of any Securities being redeemed, plus accrued and unpaid interest on the Securities to the Redemption Date; or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities to be redeemed (exclusive of unpaid interest accrued thereon to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus [       ] basis points, plus unpaid interest on the Securities to be redeemed, accrued to the Redemption Date.
               (3) Mandatory Redemption. Except as provided in Section 4 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.
               (4) Change of Control Triggering Event. In the event of a Change of Control Triggering Event, the Holders may require the Company to purchase for cash all or a portion of their Securities at a purchase price equal to 101% of the aggregate principal amount of the

4

Securities repurchased, plus accrued and unpaid interest, if any, pursuant to the provisions of Section 10.10 of the Base Indenture.
               (5) Global Security. If this Security is a Global Security, then the transfer and exchange of this Security or beneficial interests herein shall be effected through the Depository in accordance with the Indenture (including applicable restrictions on transfer set forth therein, if any) and the procedures of the Depository therefor. The Security Registrar shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Depository’s Procedures.
               (6) Defaults and Remedies. If an Event of Default with respect to this Security occurs and is continuing, the principal of and any unpaid premium and interest on (or, if this Security is an Original Issue Discount Security, such portion of the principal amount of such Securities as may be specified in the terms thereof) all Outstanding Securities of this series, may be declared due and payable in the manner and with the effect provided in the Indenture. The Holders of at least a majority in principal amount of the outstanding securities of this series may rescind or annul that acceleration if all Events of Default with respect to this series of Securities other than the non-payment of accelerated principal have been cured or waived as provided in the Indenture.
          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, and, among other things, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made a written request to the Trustee to pursue a remedy in respect of such Event of Default as Trustee. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any amounts due on the Securities on or after the respective due dates expressed herein.
               (7) Discharge and Defeasance. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of the Company’s and the Guarantors’ obligations under the Securities, the Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
               (8) Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of each series affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series to be affected, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or

5

not notation of such consent or waiver is made upon this Security or such other Security. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Security affected.
               Notwithstanding any other provision of the Indenture or this Security, the Holder of this Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7 of the Indenture) interest on any such Security on the Stated Maturity date expressed herein (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
               (9) Denomination, Registration and Transfer. The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable only upon surrender of this Security for registration of transfer. Upon surrender for registration of transfer of this Security at the office or agency of the Company in a Place of Payment for this Security, the Company, if the requirements of the Indenture are met, shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of authorized denominations and of like tenor and aggregate principal amount, and having endorsed thereon a Guarantee executed by the Guarantors.
               If the requirements of this Indenture are met, then, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive, and having endorsed thereon a Guarantee executed by the Guarantor. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
               Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and none of the Company, the Guarantors or the Trustee or other such agent shall be affected by notice to the contrary.
               (10) Guarantee. Payment of this Security is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified under the Indenture.
               (11) No Recourse Against Others. None of the Company’s or any Guarantor’s past, present or future directors, officers, employees or shareholders, as such, shall have any liability for any of the Company’s or any Guarantor’s obligations under the Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their

6

creation. By accepting a Security, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issuance of the Securities.
               (12) Governing Law. THE INDENTURE, THIS SECURITY AND ANY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          The Company will furnish to any Holder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Aristotle Holding, Inc.
One Express Scripts Way
St. Louis, Missouri 63121
ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM (= tenant in common)
TEN ENT (= tenants by the entireties (Cust))
JT TEN (= joint tenants with right of survivorship and not as tenants in common)
UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )
     Additional abbreviations may also be used though not in the above list.

7

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

8

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 10.10 of the Indenture, check the box: ☐
          ☐ If you want to elect to have only part of this Security purchased by the Company pursuant to Section 10.10 of the Indenture, state the amount in principal amount: $___________.

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)
     Signature Guarantee:_______________________________________________________
(Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

9

EXHIBIT 3
FORM OF GUARANTEE
          For value received, each of the Guarantors (which term includes any successor Person under the Indenture) has jointly and severally and fully and unconditionally guaranteed, to the extent set forth in the Indenture, among the Company, the Guarantors and the Trustee and subject to the provisions in the Indenture, (a) the due and punctual payment in full when due of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company and (b) in case of any extension of time of payment or renewal of any Obligations (with or without notice to the Guarantor), that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XIII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee, including provisions for the release thereof. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for the purpose of such provisions.

[NAME OF GUARANTOR(S)]
By:
Name:
	Title:	]